EXHIBIT 99.1

Letter of Resignation

EVCARCO, Inc. • 7703 Sand Street • Fort Worth • Texas • 76118
1.800.693.8227 • Fax: 1.817.595.0755 • www.EVCARCO®.com

To: The Board of Directors of EvCarCo, Inc.

From: Gary Easterwood

Date: April 9, 2013

Re: Resignation

Gentlemen:

Please accept my resignation, effective immediately, from the positions of Chief Executive Officer, President and Director of EvCarCo, Inc. The reason for my resignation is to allow me more time to focus (i) on our company's software development projects and (ii) the operations of our wholly owned subsidiary of which I intend to remain an officer and director. My resignation is without contention or disagreement, and I consent to this letter being filed as an exhibit to Form 8k with the Securities and Exchange Commission. It has been a pleasure serving our company in this capacity.

Sincerely,

Gary Easterwood